                                                                  Exhibit 99.204


                  MARKET SEPARATION AND INTERZONAL TRANSMISSION
                    CONGESTION MANAGEMENT IN FORWARD MARKETS

      Paul R. Gribik            George Angelidis              Ross Kovacs
Perot Systems Corporation   Pacific Gas and Electric  Southern California Edison
     Los Angeles, CA           San Francisco, CA             Rosemead, CA

ABSTRACT: The congestion management protocols for the restructured electric power industry in California, give the Power Exchange and Bilateral Contract parties comparable access to the transmission grid. In adjusting schedules to manage interzonal congestion, the Independent System Operator keeps the portfolio of generation and load for the Power Exchange and the portfolio for each Schedule Coordinator individually in balance. We call this concept "market separation." Employing market separation, the Independent System Operator is able to allocate the available transmission capacity to the parties that value it the most and charge all users of a congested transmission path the same transparent marginal price. The ISO clears its market for transmission without forcing the parties to engage in energy trades. All trades are voluntary and are the responsibility of the individuals involved.

KEYWORDS:

                                 I. INTRODUCTION

The California Public Utilities Commission (CPUC) considered two different approaches to restructuring California's electric utility industry -- Power Pool and Bilateral Contracts. Each approach had proponents among the utilities, power producers and consumers. In its December 20, 1995 restructuring decision [1], the CPUC combined aspects of the bilateral contracts and the power pool approaches. In this compromise, the transmission grid is to be managed by the Western Independent System Operator (ISO). The ISO is to be separate from the power pool (the Western Power Exchange or PX) and the other market participants.

The compromise outlines several goals that the ISO is to achieve in managing the transmission system:

- Provide comparable transmission service (prices and access) to the PX and bilateral contract parties.

- Use marginal cost pricing for major transmission paths to send correct economic signals with respect to limited transmission resources.

- Limit changes to the preferred schedules of the PX and bilateral contract parties to those that relieve transmission congestion (the ISO is not to completely reschedule the resources of the PX and the bilateral contract parties to minimize total system cost).

On the surface, these appear to be conflicting goals. To develop marginal costs that reflect the economic value of transmission capacity, the ISO must find schedules for the PX and bilateral contract parties that minimize resource costs subject the constraints (e.g. network constraints, operating constraints, etc.). That is, the ISO must clear the markets. To clear the combined market (consisting of all bilateral contract parties and the PX), the ISO would reschedule the "pooled" resources of all of the market participants. In essence, the ISO would impose all trades between market participants that serve to lower costs -- trades between different bilateral contract parties as well as trades between the PX and bilateral contract parties. In the process, the ISO is likely to schedule trades that do not reduce transmission congestion but which only reduce the costs of the resources scheduled. However, giving the ISO the ability to impose such schedule changes would violate the compromise reached among the market participants.

We were able to design congestion management protocols that achieve the goals by clearly delineating the markets with which we are dealing:

-     the energy market of the PX

-     the energy markets of the bilateral contract parties

-     the Ancillary Services markets

-     the transmission market.

The congestion management protocols keep the different energy and ancillary service markets separate. These markets only interact through the transmission market.

              II. INTERZONAL AND INTRAZONAL TRANSMISSION CONGESTION

The ISO deals with two types of transmission constraints. The transmission system is divided into zones using experience and engineering studies. Within a zone, it is assumed that transmission congestion will be relatively infrequent and of low cost to relieve. Between zones, it is assumed that transmission congestion will be more frequent and of greater cost to relieve. In addition, the transmission constraints between zones differ from the constraints within a zone:

- Interzonal constraints take the form of limits on real power flows across zonal interfaces.

-     Intrazonal constraints are more varied, e.g.:

      a.    MW flow limits

      b.    MVA flow limits

      c.    Amperage limits

      d.    Voltage limits.

The ISO allocates the interzonal transmission capacity to the participants to maximize the economic value of the interzonal transmission capacity to the users. A user of interzonal transmission capacity will pay a congestion fee based on the differences in locational marginal costs.

In relieving intrazonal transmission constraint violations, the schedules of the bilateral contract parties and the PX are to be disturbed as little as possible. The cost of relieving intrazonal constraint violations is to be charged to all users as an uplift.

We only discuss the interzonal congestion management protocol in this paper.

                III. FORWARD MARKETS FOR ENERGY AND TRANSMISSION

In addition to operating in real time, the participants in the proposed California industry structure must plan their operations in forward time frames. Scheduling and congestion management is done in two forward time frames:

-     Day-ahead (scheduling resources in each hour of the following day)

- Hour-ahead (scheduling resources for an hour -- scheduling begins after the day-ahead market closes).

We only consider congestion management and scheduling of generation, load and losses in the forward markets. We will not address the ancillary services markets; however, the results can be extended to cover the scheduling ancillary services such as reserves.

Several entities will be involved in the proposed forward energy and transmission markets:

i.    Schedule Coordinators (SCs)

      a.    Manage their own energy markets

      b.    Set the rules for their own energy forward markets

      c. Communicate preferred schedules and prices to adjust those schedules to the Western Independent System Operator

ii. Western Power Exchange (PX) -- a specific schedule coordinator with defined duties

      a.    Runs a market in which parties can buy and sell energy

      b.    Develops preferred schedules for the forward markets

      c.    Develops locational marginal costs for energy purchases and sales

      d. Communicate its preferred schedules and prices to adjust those schedules to the Western Independent System Operator

iii.  Western Independent System Operator (ISO)

      a.    Manages the transmission system in the forward market

      b.    Develops marginal cost of using congested transmission paths

The PX and the SCs submit their preferred schedules to the ISO. The SCs and PX specify their desired generation and loads in each hour of the relevant forward market (day-ahead or hour-ahead). They will also submit price curves that the ISO will use in congestion management:

i. Adjustment price curves for generation (along with minimum and maximum generation levels)

ii.   Adjustment price curves for load reduction (along with limits)

The ISO combines the preferred schedules of the PX and SCs and check for congestion in each hour. If there is congestion, the ISO adjusts the schedules to relieve the congestion.

Fig. 1 shows the steps that will be taken in relieving congestion in the day-ahead market. The PX and SCs may be given an opportunity to modify their preferred schedules after the ISO eliminates interzonal congestion. The hour-ahead market is similar except that the ISO does not produce advisory schedules or give the SCs and PX an opportunity to revise their schedules. We focus on interzonal congestion management and pricing in a single hour in this paper.

                                  [FLOW CHART]

                     Fig. 1: Day-Ahead Congestion Management

                            IV. SEPARATION OF MARKETS

Pacific Gas and Electric, Southern California Edison, and San Diego Gas and Electric outlined the operation of the PX and ISO in their initial filing to the Federal Energy Regulatory Commission [2]. However, this filing did not


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

specify how the ISO would relieve interzonal congestion while providing nondiscriminatory access to transmission. Instead, some rather broad principles were outlined. These include:

- The ISO is to reschedule the PX and other SCs to maximize the economic value achieved by their use of interzonal transmission.

- The ISO is to charge the users of congested interzonal transmission the marginal cost for the congested interface -- the marginal costs calculated must send correct economic signals regarding the use of congested transmission.

In theory, these goals can be achieved if all SCs including the PX are required to buy and sell energy through a common pool when congestion exists. In this case, the ISO would adjust the schedules to minimize total costs as measured by the bid adjustment prices subject to the power flow constraints and interzonal transmission limits. The optimization clears the combined energy forward market consisting of the PX and the other SCs. It also provides the marginal cost of serving load at each bus as well as the marginal value of transmission capacity on each interzonal path.

There is, however, an undesirable discontinuity in this congestion management process. As long as interzonal transmission constraints are not violated, the ISO would not impose any trades between SCs, even if the trades would serve to lower costs. Once any constraint is violated, the ISO would impose any and all trades that serve to lower costs, regardless of whether they serve to reduce the constraint violation.

It is possible that an SC could make an arbitrarily small change to its preferred schedule and cause a violation of an interzonal constraint. This small change could flip the ISO from accepting all of the preferred schedules to completely rescheduling the resources of the PX and the other SCs. Consequently, this congestion management protocol is unstable. Ideally, a small violation of an interzonal constraint should be relieved by making small changes to the preferred schedules, not by their total revision.

Additional guidelines were included in [2] (page C-10)to prevent the ISO from making schedule changes that have little effect on reducing interzonal congestion:

- "the ISO may only adjust the scheduled output of generation, based on the price bids, and then only as required to relieve congestion."]

- "The ISO will only make scheduling adjustments which act to relieve congestion, and will cease making adjustments when congestion is relieved.

There are several ways in which the protocols could be modified to meet these new goals. The protocols could be modified so that the ISO stops the rescheduling process before it minimizes total costs subject to the constraints. However, the ISO would not maximize the economic use of the transmission system nor could it produce valid marginal costs. The protocols must be designed so that the ISO reschedules to minimize total costs subject to appropriate constraints. The key is to define the constraints.

We incorporate constraints in the interzonal congestion management procedures that draw sharp lines between the energy forward markets managed by the various SCs (including the PX). An SC must balance its generation and its load (plus its allocated share of losses) in its preferred schedule. When the ISO adjusts the schedules of the SCs to eliminate interzonal transmission violations, the additional constraints require that the ISO keep each SC's schedule in balance. That is, an SC's adjusted generation must equal its adjusted loads and allocated share of the losses. In essence, the constraints prevent the ISO from imposing trades between different SCs.

As a result, the interzonal congestion management protocol allows the PX and the other SCs to manage their own energy forward markets individually without the ISO interfering by arranging trades. Any trades between SCs are arranged by the SCs under terms that they set. The ISO only manages the transmission forward markets. It does not participate in the energy forward markets by arranging trades between SCs.

                    V. TRANSMISSION LOSSES AND NETWORK MODEL

In the ISO protocols, losses are modeled via meter multipliers. The generation at a location is multiplied by the meter multiplier for the location to provide power to account for losses. Since losses are treated by meter multipliers, the interzonal congestion management process uses a lossless network model to avoid double counting losses. Consequently, the interzonal congestion management model treats effective generation. To account for the cost effect of multiplying effective generation by the meter multipliers, we scale the adjustment price curves and the ranges over which effective generation may be adjusted by the appropriate meter multiplier for the location.

A linear DC power flow formulation is used in the interzonal congestion management protocol. This model is used for simplicity and for reliable, robust marginal cost calculation. It can be derived from the real power flow equation by assuming negligible line resistances and small voltage angle differences.

                                [FORMULA OMITTED]

where:

   |V[i]| is the voltage magnitude at bus i
   (delta)[i] is the voltage angle at bus i
   P[i] is the net real power injection at bus i and G[ik] + JB[ik] is an element of the Y[BUS] matrix


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

Assuming that G[ik] << B[ik], sin((delta)[k] - (delta)[i])almost equal to ((delta)[k] - (delta)[i]), and that the voltage magnitudes are in a narrow range about 1 p.u., we can write the real power balance equations as the DC power flow equations:

                              [FORMULA OMITTED](2)

The interzonal real power flow constraints are linearized in a similar fashion.

            VI. INTERZONAL CONGESTION MANAGEMENT OPTIMIZATION PROBLEM

                                [FORMULA OMITTED]

For schedule coordinator k (SCk),   let
(P[k])                be the vector of effective real power generation

(D[k])                be the vector of real power demands

(C(g)[k,i])(P[k,i])   be the convex adjustment price function bid
                      for effective generation at node    i

(C(D)[k,i])((D[k,i])) be the convex adjustment price function bid for reducing load at nodei .

In addition, let

(delta) be the vector of voltage angles at buses i=1, ..., N-1.
(We treat bus N as the reference bus so (delta[n])= 0.)


The ISO solves a linearly constrained optimization problem to allocate and price interzonal transmission capacity:

                              [FORMULA OMITTED](3)

(k):      SC index; i: node index
(B):      linearized active power flow Jacobian
(F):      interface power flow constraint coefficient matrix
(P[Fmax]: interface power flow limit vector



In solving (3), the ISO achieves several goals:

- The ISO allocates interzonal transmission capacity to maximize its value to the SCs in the forward market.

-     The ISO clears its forward market for interzonal transmission.

-     Each SC's forward energy market is individually cleared.

Suppose that a schedule coordinator submits a preferred schedule and adjustment price bids such that its preferred schedule is optimal when only that SC is considered. That is, the SC's preferred schedule is least-cost with respect to the SC's adjustment price bids, and the SC's schedule satisfies the linear power flow constraints (or a subset of them). In this case, the adjustments that the ISO makes to the SC's schedule will be those that serve to eliminate constraint violations. The ISO will not simply adjust the SC's schedule to lower the SC's costs without reducing a constraint violation.

An SC could conceivably submit a preferred schedule and adjustment prices such that its preferred schedule is not optimal given the prices bid. That is, the SC could adjust its schedule to lower its costs. The interzonal congestion management protocol permits an SC to bid in this fashion if it so desires. The protocol contains provisions for adding constraints that prevent the ISO from making adjustments to an SC's preferred schedule to reduce the SC's costs without reliving violated interzonal constraints. These constraints restrict the ISO's actions to optimize an SC's portfolio within a single zone. These constraints do not affect the results that we derive, so we will not discuss them further in this paper.

                       VII. PRICING INTERZONAL CONGESTION

The Lagrangian for the interzonal congestion management optimization problem (3) provides the marginal prices that the ISO charges for the use of congested interzonal transmission paths:

                              [FORMULA OMITTED](4)

Schedule coordinator k's marginal cost of serving an additional unit of load at bus i in its energy forward market is given by the Lagrange multipliers:

                              [FORMULA OMITTED](5)

                              [FORMULA OMITTED](6)

PROPOSITION 1: The congestion price for using a unit of capacity on an interzonal transmission path in an hour of a forward market is the same for all schedule coordinators.

PROOF: The congestion prices that the ISO charges schedule coordinator k for using interzonal transmission are based on the differences in SC k's locational marginal costs in the SC k's forward energy market. SC k would be charged

                              [FORMULA OMITTED](7)


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

to inject one unit of energy at bus j and withdraw it at bus i. The right-hand side of (7) shows that the transmission congestion prices do not depend upon the schedule coordinator. / /

PROPOSITION 2: The following ways of calculating the transmission congestion charge to a schedule coordinator for use of interzonal transmission in an hour of a forward market are equivalent:

- Sum over all buses: the SC's net withdrawal at a bus times the SC's locational marginal cost at that bus.

- Sum over all interzonal paths: the SC's scheduled flow on a path times marginal value of capacity on that path.

PROOF: Under the first of these methods, the interzonal transmission charges to schedule coordinator k are given by:

                              [FORMULA OMITTED](8)

Partitioning the matrix B and the vectors P and D by separating out the reference bus N, we write the DC power flow equations (2) as:

                              [FORMULA OMITTED](9)

The vector of flows on the interzonal paths due to schedule coordinator k is given by

                              [FORMULA OMITTED](10)

Among the Kuhn Tucker conditions is the equation

                              [FORMULA OMITTED](11)

Partition (11) to separate the reference bus, and rearrange terms:

                              [FORMULA OMITTED](12)

Using (10) and (12), we can write (8) as:

                              [FORMULA OMITTED](13)

(13) is simply the sum over all interzonal paths of the product of the flow on an interzonal path due to SC k and the marginal value of capacity on that path. / /

                                  VIII. EXAMPLE

Consider an example problem (Fig. 2) to illustrate the congestion management procedure. The example problem has two schedule coordinators (SC1 and SC2) and three buses. It treats a single hour. The preferred schedules, adjustment price bids, and flow limits between zones are given in Fig. 2. While the scheduled generation in the hour is constant, each generator may be rescheduled over the range 0 MW to 200 MW. All demands are fixed and constant for the hour.

                                  [FLOW CHART]

                 Fig. 2: Preferred Schedules and Adjustment Bids

The preferred schedules violate the flow limit between buses 1 and 3. Solving the interzonal congestion management optimization problem (3), the ISO determines the schedules and locational marginal costs given in Fig.3. Based on the solution in Fig. 3, the ISO determines the following congestion charges to the SCs:

      Transmission congestion charge to SC1

      [FORMULA OMITTED]

      Transmission congestion charge to SC2

      [FORMULA OMITTED]


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

                                  [FLOW CHART]

                       Fig. 3: Solution and Marginal Costs

To better understand the marginal costs, look at the marginal cost for Schedule Coordinator 1 at bus 1. The cost of SC1's generator at bus 1 is $5/MWh while the marginal cost for SC1 at bus 1 is $4/MWh. Why is this the case? To answer this question, let us look at SC1's response to an increase in its load at bus 1.

SC1 could choose to increase its generation by 1 MW at bus 1. The cost to SC1 would be $5. This is not its optimal response.

SC1's optimal response is to increase its generation at bus 2 to serve the increased load at bus 1:

      (P2[SC1]) changed from 30 to 31 MWh at a cost to SC2 of $10.

Because SC1 increased its generation at bus 2, it frees transmission capacity that SC2 can use to reduce its generation costs:

      (P1[SC2]) changed from 100 to 101 MWh at a cost to SC2 of $11.

      (P2[SC2]) changed from 20 to 19 MWh with a savings to SC2 of $17.

The total cost to all SCs increases by $4 = ($10+$11-$17). This gives the marginal cost to SC1 at bus 1.

SC1 is not being altruistic. To see this, let's calculate SC1's costs before incrementing the load at bus 1:

      Generation Costs:

                                [FORMULA OMITTED]

      Congestion Costs:

                                [FORMULA OMITTED]

      Total cost to SC1 is $1600.

Now, lets calculate SC1's costs after incrementing the load at bus 1:

      Generation Costs:

                                [FORMULA OMITTED]

      Congestion Costs:

                                [FORMULA OMITTED]

      Total cost to SC1 is $1604:

SC1's total costs increase by $4. This is SC1's marginal cost at bus 1.

The above example shows that a schedule coordinator can reduce its costs by reducing its use of congested lines. A schedule coordinator can actually increase its revenues by scheduling reverse flows on congested transmission lines. Such reverse flows serve to increase the flows that other schedule coordinators may schedule on a congested path. In essence, reverse flows serve to increase the capacity of the path. A schedule coordinator will be paid the marginal value of capacity on the path for such reverse flows.

                     IX. BIDDING FOR INTERZONAL TRANSMISSION

In the congestion management protocols, an SC provides the following price information that the ISO uses to allocate capacity on interzonal paths:

-     Adjustment price curves for its generators

-     Adjustment price curves for its loads.

The value of interzonal transmission capacity to the SC is implicit in these price curves. If an SC has generation at two locations, the difference in the generation prices between the two generators gives the value to the SC of transmission capacity connecting the two locations. If an SC has generation at one location and load at another, the difference in prices between adjusting the generation and reducing the load gives the value to the SC of transmission capacity connecting the two locations.

In solving the interzonal congestion management optimization problem (3), the ISO allocates the interzonal transmission capacity to the SCs so that it maximizes the implicit value of the available capacity to the SCs.

Return to the example of the previous section and calculate the amount of capacity that SC1 would use on each path to send 1 MW of power from bus 1 to bus 3: 0.8 MW on path 1->3, 0.2 MW on path 1->2, 0.2 MW on path 2->3. Based on the difference between SC1's generation prices at buses 1 and 3, SC1 implicitly values this "package" of transmission at $20/MW-5/MW = $15/MW. Table 1 gives the transmission capacity on each path that an SC would need to send 1 MW of power from one bus to another. It also gives


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

the value of the package of transmission capacity to the schedule coordinator.

Table 1: Transmission Capacity Needed to Send 1 MW and the value of the Capacity to a Schedule Coordinator

--------------------------------------------------------------

    SC        From     MW on     MW on     MW on     Imputed
 Sending 1     Bus      Path      Path      Path      Value
    MW       /To Bus    1->3      1->2      2->3    $/MW Sent
==============================================================
    SC1        1/3      0.8       0.2       0.2        15
--------------------------------------------------------------

    SC1        2/3      0.4       -0.4      0.6        10
--------------------------------------------------------------

    SC1        3/3       0         0         0          0
--------------------------------------------------------------

    SC2        1/3      0.8       0.2       0.2        24
--------------------------------------------------------------

    SC2        2/3      0.4       -0.4      0.6        18
--------------------------------------------------------------

    SC2        3/3       0         0         0          0
--------------------------------------------------------------

SC1 needs sufficient transmission capacity to deliver 80 MW to bus 3, and SC2 needs sufficient transmission capacity to deliver 120 MW of power to bus 3.

Table 2 gives the allocation of transmission capacity that maximizes the value of the available capacity. Table 3 gives the marginal value of transmission capacity on each path.

The capacity allocation and the marginal values are identical to those determined by the interzonal congestion management optimization problem.

Table 2: Transmission Allocation that Maximizes Value

-------------------------------------------------------------

   Capacity       MW on Path     MW on Path     MW on Path
  Allocation         1->3           1->2           2->3
=============================================================
      SC1            12 MW         -12 MW          18 MW
-------------------------------------------------------------

      SC2            88 MW          12 MW          32 MW
-------------------------------------------------------------

Table 3: Marginal Value of Transmission Capacity

---------------  --------------  ----------------  ----------------

Marginal Value      Path 1->3        Path 1->2        Path 2->3
===============  ==============  ================  ================
                     $19/MW            $0/MW            $4/MW
---------------  --------------  ----------------  ----------------

The computational burden of the two approaches is different. The size of the formulation based on transmission paths is a combinatorial function of the number of points at which an SC may inject power and the number of points at which an SC may withdraw power from the grid. The formulation based on minimizing total bid price with separation of markets does not exhibit this combinatorial growth.

      X. BIDDING STRATEGIES WHEN GENERATION AND LOAD ARE IN DIFFERENT ZONES

An SC may not have generation resources in the same zone as its loads. Consequently, an SC may have to rely on a congested interface to schedule load in a forward market. Because of the separation of the markets, the ISO will not arrange an energy sale to this SC from another SC. An SC in this situation has several options:

i. The SC can submit adjustment bids that specify that the ISO cannot reduce the loads in the SC's preferred schedule for the forward market. In this case, the SC is stating its willingness to pay whatever marginal transmission price the ISO determines so that the ISO will allocate it the necessary transmission capacity.

ii. The SC can submit bids for reducing the loads in its preferred schedule for the forward market. The SC can determine the adjustment prices for these loads in several ways:

      a. The SC can estimate the cost of relying on later forward markets or the real-time market to serve any loads not scheduled in the forward market.

      b. The SC can estimate the cost of shedding load or demand-side management.

The ISO does not bear any responsibility or risk for arranging energy trades between SCs in the energy forward markets. An SC bears the sole responsibility and risk for balancing its generation and load in a forward market. The congestion management protocols place the responsibility and risk on the parties that will reap the rewards and face the penalties.

                                 XI. CONCLUSION

Transmission capacity can be efficiently allocated in forward markets when the energy forward markets of the various schedule coordinators are kept separate by the ISO. Each schedule coordinator can devise strategies and take voluntary actions to control its costs and gain profits while all participants face the same transparent marginal price for using a congested transmission path. This transparent marginal price for transmission leads to efficient transmission allocation to the highest valued users. It also leads to a stream of hourly short-run marginal price signals that can indicate the need for investment in transmission facilities to avoid the stream of hourly congestion costs.

The separation of markets lets the parties develop competing markets for energy and ancillary services. Consumers can choose from among the competing providers based on the prices and services offered by each. The PX and bilateral contract parties will be under competitive pressure to evolve so that they can best meet their customers' needs at a good price. The interzonal congestion management protocol supports this evolution by letting the parties compete on a level playing field for the transmission services that they will need to deliver energy and ancillary services.

                              XII. ACKNOWLEDGMENTS

The authors would like to thank the many people who participated in the WEPEX Congestion Management Subteam. Their open and frank discussion of the issues and review of the methodologies and models were instrumental in the development of this approach to interzonal congestion management. In particular, we would like to acknowledge the work of Ashish Bhaumik, Carl Imparato and Bill Englebrecht.

                                XIII. REFERENCES

[1]   California Public Utilities Commission Decision 95-12-063 (December 20,
      1995), as modified by Decision 96-10-009 (January 10, 1996)

[2] Joint Application of Pacific Gas and Electric Company, San Diego Gas & Electric Company, and Southern California Edison for Authorization to Convey Operational Control of Designated Jurisdictional Facilities to an Independent System Operator, Federal Energy Regulatory Commission Docket No. EC96-19000, April 29, 1996.

                                XIV. BIOGRAPHIES


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